TEREX CORPORATION

                                  $250,000,000

                      13 1/4% Senior Secured Notes due 2002

                              Series A and Series B

                        ---------------------------------

                          FIFTH SUPPLEMENTAL INDENTURE

                          Dated as of February 18, 1998

                        --------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                     Trustee

                          FIFTH SUPPLEMENTAL INDENTURE


          FIFTH SUPPLEMENTAL INDENTURE, dated as of February 18, 1998, between TEREX CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

          WHEREAS, the Company, and CMH Acquisition Corp., Clark Material Handling Company, CMH Acquisition International Corp., Koehring Cranes, Inc., Legris Industries, Inc., PPM Cranes, Inc., as guarantors (collectively, the "Original Guarantors") and the Trustee are parties to an Indenture, dated as of May 9, 1995 (said Indenture, as it may heretofore or hereafter from time to time be amended, the "Indenture") providing for the issuance of the Company's 13 1/4% Series A Senior Secured Notes due 2002 and the Company's 13-1/4% Series B Senior Secured Notes due 2002 (collectively, the "Notes");

          WHEREAS, the Company and the Trustee entered into a First Supplemental Indenture, dated as of April 7, 1997, pursuant to which Terex-Telelect Inc., Terex Aerial Inc., Terex Atlantico Inc., Terex-Ro Corporation, Terex West Coast Inc., and Terex Aviation Ground Equipment Inc. became additional guarantors under the Indenture (the "Additional Guarantors");

          WHEREAS, the Company and the Trustee entered into a Second Supplemental Indenture, dated as of April 14, 1997, pursuant to which Terex Baraga Products, Inc. and M & M Enterprises of Baraga, Inc. (the "Baraga Guarantors") became additional guarantors under the Indenture;

          WHEREAS, the Company and the Trustee entered into a Third Supplemental Indenture, dated as of December 9, 1997, pursuant to which Terex Cranes, Inc. (formerly known as Terex/PPM Cranes Holdings, Inc.) ("Terex Cranes") became an additional guarantor under the Indenture;

          WHEREAS, the Company and the Trustee entered into a Fourth Supplemental Indenture, dated as of January 5, 1998, pursuant to which Payhauler Corp. and Progressive Components, Inc. became additional guarantors under the Indenture (together with the Original Guarantors, the Additional Guarantors, the Baraga Guarantors and Terex Cranes, the "Guarantors"); and

          WHEREAS, holders of at least a majority of the principal amount of the Notes outstanding have consented in writing to certain amendments to the Indenture pursuant to Section 9.2 thereof, and the Company, the Guarantors and the Trustee desire to make such amendments to the Indenture.

          NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

         Section 1.01. Article 1 of the Indenture is hereby amended as follows:

          (a) The following definitions are hereby deleted: Acquired Debt, Acquisition, Acquisition Agreement, Capital Lease Obligation, Cash Equivalent, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Worth, Eligible Inventory, Eligible Receivables, Existing Credit Facility, Floor Plan Guaranty, Interest Coverage Ratio, Net Assets, Net Income, Permitted Investments, Permitted Proceeds, PPM Funded Debt, PPM Subordinated Note, Restricted Investment, Revolving Credit Facility and Weighted Average Life to Maturity.

          (b) The definition of "Permitted Liens" is hereby amended by (i) inserting on the third to last line thereof after the words "leases and subleases," a new clause (xii) which shall read as follows: "(xii) Liens junior to the Liens granted by the Company or any of its Subsidiaries on any of their respective properties, assets or revenues pursuant to the Security Documents,"
(ii) renumbering current clause (xii) as clause (xiii) and (iii) changing the number "(xi)" on the last line thereof to the number "(xii)."

          (c) The definition of "Purchase Money Liens" is hereby amended in its entirety to read as follows:

                           "Purchase  Money  Liens" means (i) Liens to secure or
                  securing Purchase Money Obligations and (ii) Liens to secure Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund outstanding Indebtedness of the Company or any of its Restricted Subsidiaries incurred solely to refinance Purchase Money Obligations provided that such refinancing indebtedness is incurred no later than 180 days after the satisfaction of such Purchase Money Obligations.

          (d) Section 1.2 is hereby amended by (i) deleting the references to "Affiliate Transaction," "Excess Proceeds," "Purchase Money Indebtedness," "Refinance," "Refinance Indebtedness" and "Restricted Payments" and (ii)
changing the references to "Excess Proceeds Offer," "Excess Proceeds Offer Period" and "Excess Proceeds Payment Date" to "Net Proceeds Offer," "Net Proceeds Offer Period" and "Net Proceeds Payment Date," respectively.

          Section 1.02. Articles 4, 5, 6 and 8 of the Indenture are hereby amended as follows:


          (a) Sections 4.7, 4.8, 4.9, 4.11, 4.15 and 4.16 are hereby deleted in their entirety.

          (b) Section 4.10 is hereby amended in its entirety to read as follows:

          Section 4.10. Purchase of Notes Following Asset Sales.

                              If the Company or any  Restricted  Subsidiary  (i)
                    elects to make an Asset Sale on such terms as it may determine in its sole discretion and (ii) further elects to offer to purchase the Notes with any or all of the Net Proceeds of such Asset Sale (the "Net Proceeds Offer"), the Company shall offer to purchase Notes having an aggregate principal amount equal to the Net Proceeds of such Asset Sale that the Company elects to apply to the purchase of Notes (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

                              The Net  Proceeds  Offer  shall  remain open for a
                    period of 20 Business Days and no longer, unless a longer period is required by law (the "Net Proceeds Offer Period"). Promptly after the termination of the Net Proceeds Offer Period (the "Net Proceeds Payment Date"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Net Proceeds Offer. The principal amount of Notes to be purchased pursuant to a Net Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of an Asset Sale and surrendered to the Trustee for cancellation.

                              The Net  Proceeds  Offer  shall  be  conducted  in
                    compliance with all applicable laws, including (without limitation), Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

                              The Company shall  commence the Net Proceeds Offer
                    by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Net Proceeds Offer, and shall state:

                              (1) that  the Net  Proceeds  Offer  is being  made
                    pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

                              (2) the purchase price and the date of purchase;

                              (3) that any Notes not  tendered or  accepted  for
                    payment pursuant to the Net Proceeds Offer shall continue to accrue interest;

                              (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;

                              (5) that Holders  electing to have Notes purchased
                    pursuant to a Net Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Net Proceeds Payment Date;

                              (6) that  Holders  shall be  entitled  to withdraw
                    their election if the Company receives, not later than the close of business on the second Business Day preceding the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                              (7) that Holders whose Notes are purchased only in
                    part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                              (8) the  instructions  that Holders must follow in
                    order to tender their Notes.

          On or before the Net Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis the Notes or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officer's Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Note surrendered.

          The Company shall make a public announcement of the results of the Net Proceeds Offer as soon as practicable after the Net Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

          (c) Section 4.12 is hereby amended in its entirety to read as follows:

          Section 4.12. Limitation on Liens.

                    (a)  The  Company  shall  not,  and  shall  not  permit  any
          Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (real, personal, tangible or intangible) now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Liens on Accounts and Inventory and the proceeds thereof (and contract rights and general intangibles relating thereto and any other Mutual Collateral (as defined in the Intercreditor Agreement)), (ii) Purchase Money Liens and (iii) Permitted Liens.

                    (b) Anything in the Security Documents to the contrary notwithstanding, the Company and its Subsidiaries may grant Liens in accordance with this Section 4.12; provided, that no such Lien shall affect the attachment, perfection or priority of the Lien of the Security Documents. Subject to the foregoing, upon receipt of a written notice from the Company or a pledging Subsidiary or another secured party stating that Collateral is subject to a security interest under a security agreement executed by the pledgor which contains a description of the security, the Trustee shall execute appropriate instruments acknowledging that such Collateral is subject to such other security interest.

          (d) Section 4.17 is hereby amended by deleting the following clause which begins at the end of the twenty-first line thereof and ends on the twenty-fourth line thereof: "and such Person shall be permitted by virtue of its Fixed Charge Coverage Ratio to incur, immediately after giving effect to such acquisition, at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) of this Indenture."

          (e) Section 5.1 of the Indenture is hereby amended by (i) adding the word "and" after Section 5.1(ii), (ii) replacing the comma and the word "and" at the end of Section 5.1(iii) with a period, (iii) deleting Section 5.1(iv) in its entirety and (iv) inserting a new paragraph immediately following Section 5.1(iii) which shall read as follows:

          Nothing in this Section 5.1 shall be construed to prohibit a consolidation or merger between the Company, any Guarantor and/or any Restricted Subsidiary or among Restricted Subsidiaries or Guarantors, nor prohibit the sale, assignment, transfer, lease, conveyance or other disposal by the Company or any Restricted Subsidiary of all or substantially all of its properties or assets in one or more related transactions to any Restricted Subsidiary or to the Company.

          (f) Section 6.1 of the Indenture is hereby amended by (i) changing the reference to "Excess Proceeds Offer" in Section 6.1(2) to "Net Proceeds Offer,"
(ii) amending Section 6.1(3) in its entirety to read as follows: "(3) the Company defaults in the performance of or breaches any of the provisions of Sections 4.10, 4.12 or 4.14 hereof" and (iii) deleting Sections 6.1(4), 6.1(6) and 6.1(7) in their entirety.

          (g) Section 8.1 of the Indenture is hereby amended by (i) deleting the words "(as certified by a nationally recognized accounting firm designated by the Company)" on the sixth and seventh lines of Section 8.1(1) and inserting therefor the words "(as certified by an Officers' Certificate delivered by the Company)", (ii) inserting the word "and" after Section 8.1(1), (iii) deleting Sections 8.1(2) and 8.1(3) and (iv) deleting the first sentence of the paragraph immediately following 8.1(4) which begins with the words "Then, this Indenture" and replacing it with a new sentence which shall read as follows:

          Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture in the case of clause (A) above, and the Company's ability not to comply with restrictive covenants and related Events of Default in the case of clause (B) above, and, in the case of clauses (A) and (B) above, the release of the Liens created under the Security Documents.

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Securities, their transferees and assigns. All Securities issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

         Section 2.02. All terms used in this Fifth Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture unless the context of this Supplemental Indenture otherwise requires.

         Section 2.03. This Fifth Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto. The amendments set forth in Article 1 shall become operative on the opening of business on the Acceptance Date, as defined in the Company's Offer to Purchase and Consent Solicitation Statement, dated February 2, 1998, relating to the Company's offer to purchase all of the outstanding Notes.

         Section 2.04. This Fifth Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.05. This Fifth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

         Section 2.06. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Fifth
Supplemental Indenture to be duly executed as of the date first above written.

                                      TEREX CORPORATION

                                      By:___________________________
                                         Name:  Brian J. Henry
ATTEST:                                  Title: Vice President-Finance/Treasurer

-------------------------
Eric I Cohen, Secretary



                                      UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee


                                      By:______________________________
                                         Name:
ATTEST:                                  Title:

-------------------------


                                      GUARANTORS:

                                      KOEHRING CRANES, INC.



                                      By:____________________________
                                         Name:  Brian J. Henry
ATTEST:                                  Title: Treasurer

--------------------------
Eric I Cohen, Secretary


                                      PPM CRANES, INC.


                                      By:___________________________________
                                         Name:  Brian J. Henry
ATTEST:                                  Title: Treasurer

---------------------------
Eric I Cohen, Secretary

                                       TEREX-TELELECT INC.


                                       By:___________________________________
                                          Name:  Brian J. Henry
ATTEST:                                   Title: Treasurer

---------------------------
Eric I Cohen, Secretary


                                       TEREX AERIALS INC.


                                       By:________________________________
                                          Name:  Brian J. Henry
ATTEST:                                   Title: Treasurer

--------------------------
Eric I Cohen, Secretary


                                        TEREX WEST COAST INC.


                                        By:________________________________
                                           Name:  Brian J. Henry
ATTEST:                                    Title: Treasurer

--------------------------
Eric I Cohen, Secretary


                                        TEREX ATLANTICO, INC.


                                        By:_________________________________
                                           Name:  Brian J. Henry
ATTEST:                                    Title: Treasurer

--------------------------
Eric I Cohen, Secretary

                                        TEREX AVIATION GROUND EQUIPMENT INC.


                                        By:________________________________
                                           Name:  Brian J. Henry
ATTEST:                                    Title: Treasurer

--------------------------
Eric I Cohen, Secretary


                                        TEREX-RO CORPORATION


                                        By:________________________________
                                           Name:  Brian J. Henry
ATTEST:                                    Title: Treasurer

--------------------------
Eric I Cohen, Secretary



                                        TEREX CRANES, INC.


                                        By:________________________________
                                           Name:  Brian J. Henry
ATTEST:                                    Title: Treasurer

--------------------------
Eric I Cohen, Secretary



                                         PAYHAULER CORP.


                                         By:________________________________
                                            Name:  Brian J. Henry
ATTEST:                                     Title: Treasurer

--------------------------
Eric I Cohen, Secretary

                                          TEREX BARAGA PRODUCTS, INC.


                                          By:________________________________
                                             Name:   Brian J. Henry
ATTEST:                                      Title:  Treasurer


--------------------------
Eric I Cohen, Secretary


                                           M & M ENTERPRISES OF BARAGA, INC.


                                           By:_______________________________
                                              Name:  Brian J. Henry
ATTEST:                                       Title: Treasurer

--------------------------
Eric I Cohen, Secretary



                                           PROGRESSIVE COMPONENTS, INC.



                                           By:_______________________________
                                              Name:  Brian J. Henry
ATTEST:                                       Title: Treasurer

--------------------------
Eric I Cohen, Secretary